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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Doskocil Manufacturing Company, Inc.:

We consent to the inclusion of our report dated March 12, 1997, with respect to the combined balance sheets of Doskocil Manufacturing Company, Inc. and Spectrum Polymers, Ltd. as of December 28, 1996 and December 30, 1995, and the related combined statements of operations, equity, and cash flows for the years ended December 28, 1996, December 30, 1995, and December 31, 1994, which report appears in Amendment No. 1 to the Form S-4 of Doskocil Manufacturing Company, Inc. dated December 2, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP

Fort Worth, Texas
December 2, 1997